_____________________________ Blackstone Mortgage Trust, Inc. 345 Park Avenue New York, New York 10154 T 212 655 0220 Blackstone Mortgage Trust Reports Fourth Quarter and Full Year 2022 Results New York, February 8, 2023, NEW YORK -- Blackstone Mortgage Trust, Inc. (NYSE:BXMT) today reported its fourth quarter and full year 2022 results. Net income attributable to Blackstone Mortgage Trust for the full year was $248.6 million. Full year EPS, Distributable EPS, and dividends paid per share were $1.46, $2.87, and $2.48, respectively. Katie Keenan, Chief Executive Officer, said, “BXMT achieved strong 4Q and 2022 results, demonstrating the resilience of our business through a volatile environment. With durable earnings power, substantial liquidity, and a robust balance sheet, we are well positioned to deliver attractive current yield and long-term value to our shareholders.” Blackstone Mortgage Trust issued a full presentation of its fourth quarter and full year 2022 results, which can be viewed at www.bxmt.com. Quarterly Investor Call Details Blackstone Mortgage Trust will host a conference call today at 9:00 a.m. ET to discuss results. To register for the webcast, please use the following link: https://event.webcasts.com/starthere.jsp?ei=1578854&tp_key=ae186c15e9. For those unable to listen to the live broadcast, a recorded replay will be available on the company's website at www.bxmt.com. beginning approximately two hours after the event. About Blackstone Mortgage Trust Blackstone Mortgage Trust (NYSE:BXMT) is a real estate finance company that originates senior loans collateralized by commercial real estate in North America, Europe, and Australia. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from our loan portfolio. Our portfolio is composed primarily of loans secured by high-quality, institutional assets in major markets, sponsored by experienced, well-capitalized real estate investment owners and operators. These senior loans are capitalized by accessing a variety of financing options, depending on our view of the most prudent strategy available for each of our investments. We are externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.bxmt.com. About Blackstone Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $975 billion in assets under management as of December 31, 2022 include investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, Twitter, and Instagram. Forward-Looking Statements and Other Matters This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect BXMT’s current views with respect to, among other things, its operations and financial performance, its business plans and the impact of the current macroeconomic environment, including interest rate changes. You can identify these forward-looking statements by the use of words such as “outlook,” “objective,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. BXMT believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. BXMT assumes no obligation to update or supplement forward‐looking statements that become untrue because of subsequent events or circumstances. We refer to “Distributable EPS,” which is a non-GAAP financial measure, in this release. A reconciliation to net income attributable to Blackstone Mortgage Trust, the most directly comparable GAAP measure, is included in our full detailed presentation of fourth quarter and full year 2022 results and is available on our website at www.bxmt.com. Contacts Investor Relations Blackstone +1 (888) 756-8443 BlackstoneShareholderRelations@Blackstone.com Public Affairs Blackstone +1 (212) 583-5263 PressInquiries@Blackstone.com